                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STIFEL FINANCIAL CORP.
              (Name of Registrant as Specified in Its Charter)


    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                           STIFEL FINANCIAL CORP.
                             501 NORTH BROADWAY
                          ST. LOUIS, MISSOURI 63102
                               (314) 342-2000


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 25, 2001

Dear Stockholder:

                  The Annual Meeting of Stockholders of Stifel Financial Corp., a Delaware corporation (the "Company"), will be held in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St Louis, Missouri, on Wednesday, April 25, 2001, at 11:00 a.m., for the following purposes:

                  1. To elect four Class III directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

                  2. To consider and act upon a proposal to approve the 2001 Incentive Stock Plan;

                  3. To consider and vote upon an amendment of the Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of stock from 13,000,000 to 33,000,000 and to increase the authorized number of shares of common stock, $0.15 par value per share, from 10,000,000 to 30,000,000.

                  4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2001; and

                  5. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

                  The Company's Board of Directors has fixed the close of business on March 7, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                  WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors.



James M. Zemlyak, Secretary

March 26, 2001
St. Louis, Missouri

                           STIFEL FINANCIAL CORP.
                             501 NORTH BROADWAY
                          ST. LOUIS, MISSOURI 63102
                               (314) 342-2000

                               PROXY STATEMENT

                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                      HELD ON WEDNESDAY, APRIL 25, 2001

                                   GENERAL

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stifel Financial Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2001, at 11:00 a.m., in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on March 26, 2001.

                  All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of each of the nominees for director proposed by the Board of Directors in Proposal I, in favor of the approval of the 2001 Incentive Stock Plan in Proposal II, in favor of the amendment of the Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of stock from 13,000,000 to 33,000,000 and to increase the number of authorized shares of common stock, $0.15 par value ("Common Stock"), from 10,000,000 to 30,000,000 in Proposal III and in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001 in Proposal IV, as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

                  A plurality of the votes cast is required for the election of directors, which means that the four nominees for director receiving the highest vote totals will be elected as directors. As a result, a designation on the proxy that the stockholder is "withholding authority" to vote for a nominee or nominees and broker "non-votes" do not have an effect on the results of the vote for the election of directors. There is no cumulative voting in the election of directors.


                  The approval of the 2001 Incentive Stock Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors each require the affirmative vote of a majority of the shares present and entitled to vote at the meeting. The amendment of the Restated Certificate of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock.
For the purpose of determining the vote required for the approval of a matter to be voted on at the meeting, abstentions and broker "non-votes" deemed to be present at the meeting will be treated as present and entitled to vote on such matter. Therefore, abstentions and broker "non-votes" deemed to be present at the meeting will have the same effect as a vote against Proposals II, III and IV. Broker "non-votes" not deemed to be present at the meeting will have no effect on the results of the vote on Proposals II and IV, but will have the same effect as a vote against Proposal III. Broker "non-votes" will be deemed to be present at the meeting to the extent that such shares are voted on any matter presented at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The close of business on March 7, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each share of the Company's Common Stock outstanding on the record date is entitled to one vote on each proposal submitted, or director nominee presented, to the vote of stockholders. On March 7, 2001, there were 7,388,130 shares of Common Stock outstanding and entitled to vote.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                  The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 7, 2001, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:


                                                                              PERCENT OF             UNVESTED
                                             NUMBER OF SHARES                 OUTSTANDING           RESTRICTED
       NAME                              BENEFICIALLY OWNED (1)(2)           COMMON STOCK         STOCK UNITS (3)
       ----                              -------------------------           ------------         ---------------
George H. Walker III................               547,950(4)                    7.36%                    --
Ronald J. Kruszewski................               331,243                       4.34                 74,076
Scott B. McCuaig....................               137,623                       1.85                 47,035
James M. Zemlyak....................                95,505                       1.28                 38,979
James M. Oates......................                38,551                         (6)                    --
Walter F. Imhoff....................                33,963                         (6)                    --
Charles R. Hartman..................                31,988(5)                      (6)                    --
John J. Goebel......................                29,394(4)                      (6)                    --
Charles A. Dill.....................                23,752                         (6)                    --
Bruce A. Beda.......................                18,474                         (6)                    --
Robert E. Lefton....................                15,580                         (6)                    --
Stuart I. Greenbaum.................                10,302                         (6)                    --
Richard F. Ford.....................                 9,293                         (6)                    --
Directors and Executive Officers
  as a Group (14 persons)...........             1,313,075                      16.70%               160,942

----------
(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name.

(2) Includes the following shares that such persons and group have the right to acquire currently or within 60 days following March 7, 2001 upon the exercise of stock options: Mr. Walker - 59,457; Mr. Kruszewski
     - 129,738; Mr. McCuaig - 32,038; Mr. Zemlyak - 19,022; Mr. Oates -
     5,712; Mr. Goebel - 11,643; Mr. Dill - 11,788; Mr. Beda - 7,116; Mr.
     Lefton - 10,154; Mr. Greenbaum - 7,917; Mr. Ford - 7,233; and directors and executive officers as a group - 302,218. Also includes the following shares allocated to such persons and group under the Stifel Financial Corp. Stock Ownership Plan and Trust: Mr. Walker - 5,838; Mr. Kruszewski - 136; Mr. McCuaig - 119; Mr. Zemlyak - 69; and directors and executive officers as a group - 6,206. Also includes the following shares allocated to such persons and group underlying restricted stock units vested currently or within 60 days following March 7, 2001: Mr. Kruszewski - 112,513; Mr. McCuaig - 28,781; Mr. Zemlyak - 28,107; Mr. Oates - 839; Mr. Goebel - 682; Mr. Dill - 349; Mr. Beda - 803; Mr.
     Lefton - 316; Mr. Greenbaum - 180; and directors and executive officers as a group - 172,570. Also includes the following shares allocated to such persons and group under the Stifel, Nicolaus & Company, Incorporated Profit Sharing 401(k) Plan; Mr. Walker - 3,279; Mr. Zemlyak - 451; and directors and officers as a group - 3,730.

(3) Includes shares underlying restricted stock units that such persons or group hold but which are not subject to vesting within the 60-day period after March 7, 2001 and, therefore, under the rules of the Securities and Exchange Commission, are not deemed to be "beneficially owned" as of March 7, 2001. The restricted stock units generally will vest over a three- to five-year period after the date of grant contingent upon the holder's continued employment with the Company.

(4) Includes 11,256 shares held by the George Herbert Walker Foundation as to which Messrs. Walker and Goebel, as co-trustees, share voting power.

(5) Includes 2,430 shares owned by Mr. Hartman's spouse. Mr. Hartman disclaims beneficial ownership of such shares.


(6) Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  As of March 7, 2001, the following persons were the only persons known to the Company to be beneficial owners of more than five percent of the Common Stock:

                                                                                                   PERCENT OF
                                                                           NUMBER OF SHARES        OUTSTANDING
                     NAME AND ADDRESS                                     BENEFICIALLY OWNED      COMMON STOCK
                     ----------------                                     ------------------      ------------
The Western and Southern Life Insurance Co....................              1,019,812(1)               13.80%
  400 Broadway
  Cincinnati, OH 45202

Del Mintz ....................................................                861,600(2)               11.66
  22732 Rye Road
  Shaker Heights, Ohio 44122

George H. Walker III .........................................                547,950(3)                7.36
  501 North Broadway
  St. Louis, Missouri 63102

Stifel Financial Corp. Stock Ownership Plan and Trust.........                473,573(4)                6.41
  501 North Broadway
  St. Louis, Missouri 63102

Dimensional Fund Advisors Inc.................................                422,450(5)                5.72
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

--------------------------

(1) The information shown is based on a Schedule 13G, dated January 8, 1998, of The Western and Southern Life Insurance Company ("Western and Southern"). The number of shares beneficially owned has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999. The information in the
     Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

(2) The information shown is based on a Form 4, dated November 9, 1999, of Mr. Mintz. Mr. Mintz has the sole power to vote and dispose of such shares.

(3)  See notes 1, 2 and 4 to the preceding table.

(4) With respect to 270,236 shares of Common Stock allocated to the Stifel Financial Corp. Stock Ownership Plan and Trust (the "Stock Ownership Plan"), each participant in the Stock Ownership Plan has the right to instruct the trustee of the Stock Ownership Plan with respect to the voting of Common Stock in such participant's account. The trustee is authorized to vote any shares of Common Stock with respect to which the trustee has not received timely directions as to the voting thereof. As of December 31, 2000, the Company had 203,337 unallocated shares in the Stock Ownership Plan. These unallocated shares will be released for allocation to the participants based upon employer contributions to fund an internal loan between the Company and the Stock Ownership Plan. The trustee is authorized to vote these unallocated shares in the same proportion as the trustee votes those shares for which the trustee has received timely directions from the participants.

(5) The information shown is based on a Schedule 13G, dated February 2, 2001, of Dimensional Fund Advisors Inc. The information in the Schedule 13G indicates that Dimensional Fund Advisors Inc. has the sole power to vote and dispose of such shares.

                                 PROPOSAL I.
                            ELECTION OF DIRECTORS


                  In accordance with the By-laws of the Company, the Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated Robert
F. Lefton, James M. Oates, George H. Walker III and Scott B. McCuaig for election as Class III directors to hold office until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal.


                  Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each such nominee. The four nominees receiving the highest number of votes cast at the meeting will be elected as directors of the Company in Class III for the term of such class. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board of Directors.

                  Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel, Nicolaus").


                                                                                                      SERVED AS
                                                                                                      DIRECTOR
                                                                 POSITIONS OR OFFICES               CONTINUOUSLY
                NAME                      AGE            WITH THE COMPANY AND STIFEL, NICOLAUS          SINCE
                ----                      ---            -------------------------------------          -----

CLASS III-NOMINEES FOR TERMS ENDING IN 2004
Robert E. Lefton                          69         None                                               1992
James M. Oates                            54         None                                               1996
George H. Walker III                      70         Chairman of the Board of Directors of the          1981
                                                     Company and Stifel, Nicolaus
Scott B. McCuaig                          51         Vice President of the Company; Senior Vice          N/A
                                                     President and President of the Private Client
                                                     Group of Stifel, Nicolaus

CLASS I-DIRECTORS WITH TERMS ENDING IN 2002
Bruce A. Beda                             60         None                                               1997
Stuart I. Greenbaum                       64         None                                               1997
Ronald J. Kruszewski                      42         President and Chief Executive Officer of the       1997
                                                     Company and Stifel, Nicolaus

CLASS II-DIRECTORS WITH TERMS ENDING IN 2003
Charles A. Dill                           61         None                                               1995
Richard F. Ford                           64         None                                               1984
John J. Goebel                            71         None                                               1987
Walter F. Imhoff                          69         Senior Vice President of Stifel, Nicolaus          2000


                  The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director of the Company and the other directors of the Company whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

                  Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958. Dr. Lefton is a director of Allied Healthcare Products, Inc. and Wave Technologies International, Inc.

                  James M. Oates has been Chairman of IBEX Capital Markets, Inc., a financial service company, since 1996 and he has been Managing Director of The Wydown Group, a consulting firm that specializes in start-ups, turn-arounds and defining growth strategies, since 1994. Mr. Oates is a director of Phoenix Investment Partners, Ltd., Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds, Phoenix-Aberdeen Series Fund, AIB Govett, Inc., Emerson Investment Management, Inc., Investors Financial Services Corporation, Investors Bank & Trust Co., Connecticut River Bancorp., Inc., Plymouth Rubber Company and Command Systems.


                  George H. Walker III joined Stifel, Nicolaus in 1976, became Chief Executive Officer of Stifel, Nicolaus in December 1978 and became Chairman of Stifel, Nicolaus in July 1982. From the time of the organization of the Company, Mr. Walker has served as its Chairman of the Board and, until October 26, 1992, Mr. Walker served as its President and Chief Executive Officer. Mr. Walker is a director of Western and Southern Life Insurance Company, Laclede Steel Company, Laidlaw Corporation and Macroeconomics Advisers, LLC. Mr. Walker is Chairman of the Advisory Board of the School of Business and Technology, Webster University and is a member of Washington University's National Council for the Olin School of Business. He is also Founder and Chairman of the Steering Committee to bring about "Home Rule" for the City of St. Louis.


                  Scott B. McCuaig has been Vice President of the Company and Senior Vice President and President of the Private Client Group of Stifel, Nicolaus since January 1998. Prior thereto, Mr. McCuaig served as Managing Director, head of marketing and regional sales manager of Robert W. Baird & Co. Incorporated, a securities broker dealer, from June 1988 to January 1998.

                  The Board of Directors recommends a vote "FOR" the election of each of the nominees for director of the Company.

CONTINUING DIRECTORS

                  Charles A. Dill has been a General Partner of Gateway Venture Partners, a private venture capital fund, since November 1995. From 1991 to 1995, Mr. Dill was the President, Chief Executive Officer and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of Zoltek Companies, Inc., TransAct Technologies Incorporated, DT Industries, Inc. and Tanaka Funds Inc.

                  Richard F. Ford is a Managing General Partner of the management companies which act as a General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of CompuCom Systems, Inc., D&K Healthcare Resources, Inc. and TALX Corporation.

                  John J. Goebel has been an attorney at the law firm of Bryan Cave LLP since 1957.


                  Walter F. Imhoff has served as Senior Vice President of Stifel, Nicolaus since January 12, 2000. Prior thereto, Mr. Imhoff served as Chairman, President and Chief Executive Officer of Hanifen, Imhoff, Inc., a regional broker dealer, from 1979 until it was merged into the Company on January 12, 2000.

                  Bruce A. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since February 1995. Mr. Beda is a director of ECC International Corp., Iwerks
Entertainment, Inc. and Natural Wonders, Inc.

                  Stuart I. Greenbaum has been the Dean of the John M. Olin School of Business of Washington University since July 1995. Prior thereto, Mr. Greenbaum was a professor and director of the Banking Research Center at Northwestern University from 1976 to 1995. Mr. Greenbaum is a director of First Oakbrook Bancshares, Inc., Reinsurance Group of America, Incorporated, St. Louis Children's Hospital, Junior Achievement, Missouri Transportation Finance Corporation and Banc One Equity Capital.

                  Ronald J. Kruszewski has been President and Chief Executive Officer of the Company and Stifel, Nicolaus since September 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert W. Baird & Co. Incorporated from 1993 to September 1997. Mr. Kruszewski is a director of Intira Corporation (formerly digital broadcast network corporation).


BOARD OF DIRECTORS AND COMMITTEES

                  During the year ended December 31, 2000, the Board of Directors of the Company met five times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least seventy-four percent of all meetings held by the Board of Directors and all committees on which they serve.

                  The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee, Finance Committee and Nominating Committee.

                  EXECUTIVE COMMITTEE. Messrs. Walker (Chairman), Goebel, Kruszewski and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee performs the same functions and has all the authority of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 2000.


                  AUDIT COMMITTEE. Messrs. Dill (Chairman), Beda, Ford, Greenbaum and Oates are the current members of the Audit Committee. The functions of the Audit Committee are to monitor and assess the adequacy of systems and procedures for providing reliable financial statements of the Company and its subsidiaries, as well as suitable internal financial controls, to review and approve the scope and performance of the independent external and internal auditors' work and to make such recommendations as it deems necessary to the Board of Directors regarding the Company's financial statements, financial controls and related matters. The Audit Committee met four times during the year ended December 31, 2000.

                  COMPENSATION COMMITTEE. Messrs. Lefton (Chairman), Beda, Dill, Goebel and Oates are the current members of the Compensation Committee. The functions of the Compensation Committee are to recommend salary and bonus levels for the senior officers of the Company and its subsidiaries and to administer the Company's employee stock plans. The Compensation Committee met four times during the year ended December 31, 2000.

                  FINANCE COMMITTEE. Messrs. Greenbaum (Chairman), Beda, Ford, Lefton and Oates are the current members of the Finance Committee.
The functions of the Finance Committee are to review and monitor the consolidated financial condition of the Company. The Finance Committee met four times during the year ended December 31, 2000.

                  NOMINATING COMMITTEE. Messrs. Oates (Chairman), Goebel, Imhoff, Kruszewski and Walker are the current members of the Nominating Committee. The function of the Nominating Committee is to identify, evaluate and select potential director nominees. The Nominating Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at a stockholders' meeting must provide advance notice as described under "Stockholder Proposals" and must furnish certain information about the proposed nominee. The Nominating Committee met one time during the year ended December 31, 2000.


                  COMPENSATION OF DIRECTORS. Non-employee directors are paid an annual retainer of $15,000 and are compensated $500 for each board meeting and $300 for each committee meeting (or $350 if they are the Chairman of the committee) they attend and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company do not receive any compensation for their service as directors, but the Company pays their expenses for attendance at meetings of the Board of Directors. Pursuant to the Equity Incentive Plan for Non-Employee Directors (the "Plan"), each new non-employee director is granted options to purchase 5,000 shares of the Company's Common Stock at the current market price on the date such individual first becomes a director of the Company. Stock options to purchase 1,000 shares of Common Stock shall be granted automatically to each non-employee director each January 1st through 2009. A non-employee director may defer all or any portion of his or her director fees under the Plan.
A non-employee director who elects to defer his or her director fees shall receive a matching credit from the Company equal to twenty-five percent of the total amount deferred by the director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


                  During the year ended December 31, 2000, the Compensation Committee was composed of Messrs. Lefton, Beda, Dill, Goebel and Oates, none of whom have served as an officer or employee of the Company or any of its subsidiaries.

                           EXECUTIVE COMPENSATION


                  For the years ended December 31, 2000, 1999 and 1998, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers for the year ended December 31, 2000 for services rendered to the Company and its subsidiaries. The table also includes Charles R. Hartman who would have been one of the four most highly compensated executive officers had he been serving as an executive officer of the Company at December 31, 2000.

                                                      SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                          Annual Compensation                      Compensation
                                 ------------------------------------        -------------------------
                                                         Bonus(1)
                                                  -------------------        Restricted
                                                              Stock            Stock                          All Other
                                                              Units            Units          Options        Compensation
Name and Principal Position      Year  Salary($)  Cash($)     ($)(2)         ($)(2)(3)         (#)(4)           ($)(5)
---------------------------      ----  ---------  -------    --------        ----------       --------      --------------
Ronald J. Kruszewski             2000  $200,000   $455,000   $195,000        $  48,750         20,000         $  2,197
   President and Chief           1999   200,000    350,000    150,000           37,500         12,600           12,923
   Executive Officer             1998   200,000    285,000    100,000           25,000             --            2,251


George H. Walker III             2000   175,000     75,000         --               --             --              961
   Chairman of the Board         1999   175,000    150,000         --               --          3,150              767
                                 1998   175,000    150,000         --               --             --              631


Scott B. McCuaig(6)              2000   175,000    330,000    120,000           33,750         12,000           62,197
   Vice President                1999   175,000    227,500    149,700           24,375          8,400            2,312
                                 1998   163,782    165,000     60,000          448,208(7)      42,000            9,913


James M. Zemlyak(8)              2000   175,000    265,000    135,000           30,000         10,000            2,197
   Vice President, Chief         1999   160,417    196,000     84,000          418,501(9)      42,000           12,534
   Financial Officer,            1998        --         --         --               --             --               --
   Treasurer and Secretary


Walter F. Imhoff (10)            2000   143,750         --         --               --          8,000              390
   Senior Vice President of      1999        --         --         --               --             --               --
   Stifel, Nicolaus              1998        --         --         --               --             --               --


Charles R. Hartman(11)           2000   160,417     52,083         --               --             --              500
   Former Vice President         1999   175,000    205,000         --               --          3,150           17,835
   and Secretary                 1998   175,000    195,000         --               --             --           19,326

---------
(1) Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this Proxy Statement.

(2) Pursuant to the Stifel Financial Corp. 1997 Incentive Stock Plan, participants in the plan may elect to receive stock units ("Elected Units") in lieu of certain incentive compensation earned by such individuals. Additionally, each individual participating receives restricted stock units with a fair market value equal to twenty-five percent of that portion of the incentive compensation that such participant elected to take in Elected Units ("Matching Units"). Elected Units and Matching Units were issued to participants based upon the fair market value of the Common Stock on the date of issuance. Elected Units vest ratably over a three year period following the date of issuance. Matching Units vest at the end of the three year period following the date of issuance. Elected Units are reported under the "Stock Units" column, while Matching Units are reported under the "Restricted Stock Units" column.

(3) The restricted stock units holdings for the individuals named in the Summary Compensation Table and the price per share of Common Stock have been adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999. The aggregate value of restricted stock units holdings for the individuals named in the Summary Compensation Table at December 31, 2000 was $2,122,450, $862,407 and $763,103 for each of Messrs. Kruszewski, McCuaig and Zemlyak, respectively, based upon a per share price of $11.3750 being the last transaction price on December 31, 2000. The aggregate number of shares of restricted stock units held by the individuals named in the Summary Compensation Table at December 31, 2000 was 186,589, 75,816 and 67,086 for each of Messrs. Kruszewski, McCuaig and Zemlyak, respectively.



(4) Each option has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999.




                                   - 8 -


(5) For the year ended December 31, 2000, the Company contributed $500 to the Company's profit sharing plan for each of Messrs. Kruszewski, Walker, McCuaig, Zemlyak and Hartman, $1,236 to the Stifel Financial Corp. 1998 Employee Stock Purchase Plan for each of Messrs. Kruszewski, McCuaig and Zemlyak and $461, $461, $461, $461 and $390 to the Stifel Financial Corp. Employee Stock Ownership Plan for Messrs. Kruszewski, Walker, McCuaig, Zemlyak and Imhoff, respectively. In addition, with respect to Mr. McCuaig, the amount disclosed includes $60,000 paid to Mr. McCuaig for club membership fees.

(6) Mr. McCuaig has served as Vice President of the Company since January 26, 1998. Prior thereto, Mr. McCuaig served as Managing Director of Robert W. Baird & Co. Incorporated from 1988 to 1998.

(7) Mr. McCuaig's original compensation package included 42,000 restricted shares of Common Stock (as adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999). Pursuant to the terms of that certain Stock Unit Agreement, dated December 31, 1999, by and between the Company and Mr. McCuaig (the "McCuaig Stock Unit Agreement"), Mr. McCuaig's original compensation package was restructured. Mr. McCuaig surrendered 33,598 restricted shares of Common Stock in exchange for 33,598 restricted stock units. The restricted stock units granted to Mr. McCuaig vest with respect to 8,400, 8,400, 8,399 and 8,399 units on February 4, 2000, 2001, 2002 and 2003, respectively. Except as set forth below, shares of Common Stock shall be distributed to Mr. McCuaig in annual installments over a period of seven years beginning January 1, 2007.
     The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. McCuaig's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. McCuaig's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. McCuaig was employed by the Company. In addition, all of the restricted stock units granted to Mr. McCuaig will vest and be distributed (a) in the event of a Change of Control (as defined in the McCuaig Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the McCuaig Stock Unit
     Agreement) or (c) in the event of termination of employment by Mr.
     McCuaig for Good Reason (as defined in the McCuaig Stock Unit
     Agreement). Mr. McCuaig will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common
     Stock. The amount shown represents the fair market value of the 8,400 restricted shares forgiven pursuant to Mr. McCuaig's original compensation package, based upon a per share price of $12.0748, the 33,598 restricted stock units granted to Mr. McCuaig pursuant to the McCuaig Stock Unit Agreement, based upon a per share price of $9.875 being the average price on December 31, 1999, and the fair market value of 1,575 Matching Units (see note 2 above) granted to Mr. McCuaig during 1998 (as adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999), based upon a per share price of $9.5238 being the closing price on December 14, 1998.

(8) Mr. Zemlyak has served as Vice President, Treasurer and Chief Financial Officer of the Company since February 1, 1999 and as Secretary of the Company since July 26, 2000. Prior thereto, Mr. Zemlyak served as Managing Director and Chief Financial Officer of Baird Financial Corporation from 1997 to 1999 and as Senior Vice President - Chief Financial Officer of Robert W. Baird
     & Co. Incorporated from 1994 to 1997.

(9) Pursuant to the terms of that certain Stock Unit Agreement, dated February 1, 1999, by and between the Company and Mr. Zemlyak (the "Zemlyak Stock Unit Agreement"), Mr. Zemlyak was awarded 42,000 restricted stock units (as adjusted for the five percent stock dividend declared by the Company on January 27, 1999). The restricted stock units granted to Mr. Zemlyak vest with respect to 8,400 units on each of February 1, 2000, 2001, 2002, 2003 and 2004. Except as set forth below, shares of Common Stock shall be distributed to Mr. Zemlyak in annual installments over a period of seven years beginning February 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method. In the event of termination of Mr. Zemlyak's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Zemlyak was employed by the Company. In addition, all of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common Stock. The amount shown represents the fair market value of the 42,000 restricted stock units granted to Mr. Zemlyak, based upon a per share price of $9.4643 being the average price on February 1, 1999, the fair market value of 805 Matching Units (see note 2 above) granted to Mr. Zemlyak on June 30, 1999, based upon a per share price of $9.3125 being the closing price on June 30, 1999, and the fair market value of 1,401 Matching Units granted to Mr. Zemlyak on December 31, 1999, based on a per share price of $9.625 being the closing price on January 3, 2000.

(10) Mr. Imhoff has served as Senior Vice President of Stifel, Nicolaus since January 12, 2000. Prior thereto, Mr. Imhoff served as Chairman, President and Chief Executive Officer of Hanifen, Imhoff, Inc. from
     1979 to 2000.

(11) Mr. Hartman's employment with the Company terminated on May 31, 2000.

                         OPTION GRANTS IN LAST YEAR

                  The following table sets forth information concerning stock option grants made in the year ended December 31, 2000 to the individuals named in the Summary Compensation Table.

                                               INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                       -------------------------------------------------------------------           VALUE AT
                                            PERCENT OF                                             ASSUMED ANNUAL
                          NUMBER OF           TOTAL                                             RATES OF STOCK PRICE
                          SECURITIES         OPTIONS                                              APPRECIATION FOR
                          UNDERLYING        GRANTED TO       EXERCISE                              OPTION TERM(4)
                           OPTIONS         EMPLOYEES IN        PRICE          EXPIRATION      ------------------------
         NAME           GRANTED (1)(#)     FISCAL YEAR       ($/SH)(2)          DATE(3)         5%($)          10%($)
         ----           --------------     -----------       ---------          -------         -----          ------
Ronald J. Kruszewski         20,000           3.8827          $10.4375          2/1/10        $131,282        $332,694
Scott B. McCuaig             12,000           2.3296           10.4375          2/1/10          78,769         199,616
James M. Zemlyak             10,000           1.9414           10.4375          2/1/10          65,641         166,347
Walter F. Imhoff              8,000           1.5531           10.3750          1/12/10         52,198         132,281

---------
(1) Except as otherwise indicated, each option will be exercisable with respect to twenty-five percent of the total number of shares underlying the option on each of the first, second, third and fourth anniversaries of the date of award.

(2) The exercise price may be paid in cash or, at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors, by shares of Common Stock already owned by the participant valued at fair market value on the date of exercise, or by a combination of cash and Common Stock.

(3) The options terminate on the earlier of ten years after grant or, generally, immediately upon termination for reasons other than retirement, disability or death.

(4) The indicated five percent and ten percent rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values to not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2000, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 2000 ("in-the-money" options) held by the individuals named in the Summary Compensation Table.


                                          YEAR-END OPTION VALUE
                                                              SHARES UNDERLYING            VALUE OF UNEXERCISED,
                                                           UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS HELD AT
                              SHARES                       DECEMBER 31, 2000(#)(1)        DECEMBER 31, 2000($)(2)
                            ACQUIRED ON      VALUE         -----------------------        -----------------------
          NAME              EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----              -----------   -----------    -----------   -------------   -----------    -------------
Ronald J. Kruszewski               --             --         95,762        74,650         $56,340         $60,424
George H. Walker III               --             --         58,669         2,362         341,081           4,232
Scott B. McCuaig                   --             --         19,257        43,143           3,763          22,538
James M. Zemlyak                   --             --          8,400        43,600          16,050          73,575
Walter F. Imhoff                   --             --             --         8,000              --           8,000
Charles R. Hartman             37,294        191,607             --            --              --              --

---------
(1) Each option has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999.

(2) Based on a price per share of $11.3750, the last reported share price of Common Stock on December 29, 2000.

EMPLOYMENT AGREEMENTS


                  The Company and George H. Walker III entered into an Employment Agreement as of August 21, 1987 and a First Amendment to Employment Agreement as of December 2, 1991 (collectively, the "Agreement"), which provide for the employment of Mr. Walker by the Company at a base salary as established from time to time by the Board of Directors, but not less than $150,000 per annum. Mr. Walker was eligible to participate in all incentive compensation plans and other employee benefits provided to senior executive officers through December 30, 2000. The term of the Agreement ends April 30, 2001.

                  The obligations of the Company under the Agreement will terminate upon the death, disability or resignation (other than a resignation within one year after a Change of Control (as defined in the Agreement) of the Company) of Mr. Walker or upon the occurrence of a Good Cause Event (as defined in the Agreement), except that, if his employment is terminated by reason of death or disability, payments will continue in accordance with the Company's regular policies. If Mr. Walker's employment is terminated by the Company for any other reason other than death, disability or a Good Cause Event, or if he resigns within one year after a Change of Control, the Company will (a) continue his insurance benefits for the period specified in the Agreement and (b) pay him a lump-sum payment equal to the total of the present value of monthly payments equaling 1/12 of his current compensation (including bonus and incentive compensation payments) at the date of termination plus the present value of the excess, if any, in retirement benefits which would have been payable if Mr. Walker remained employed for the entire term of the Agreement.

                  The Company and Ronald J. Kruszewski entered into an Employment Letter as of September 25, 1997 (the "Employment Letter"). Under the Employment Letter, Mr. Kruszewski's annual salary shall be not less than $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers.

                  In connection with a Stock Unit Agreement, dated December 21, 1998, by and between the Company and Mr. Kruszewski (the "Kruszewski Stock Unit Agreement"), Mr. Kruszewski repaid an outstanding loan to the Company by surrendering 124,688 restricted shares of Common Stock and executing a promissory note in the amount of $143,237. In replacement of the restricted shares surrendered, Mr. Kruszewski was awarded 124,688 restricted stock units of the Company (130,922 restricted stock units as adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999). The promissory note will be forgiven over a period of five years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. All of the restricted stock units granted to Mr. Kruszewski will vest and shares of Common Stock will be distributed (a) in the event of a Change of Control (as defined in the Kruszewski Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Kruszewski Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Kruszewski for Good Reason (as defined in the Kruszewski Stock Unit Agreement).

                  Stifel, Nicolaus and Scott B. McCuaig entered into an arrangement on January 26, 1998 which provides for the employment of Mr. McCuaig at a base salary of $175,000 per annum. Mr. McCuaig is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers.

                  In connection with a Stock Unit Agreement, dated December 31, 1999, by and between the Company and Mr. McCuaig (the "McCuaig Stock Unit Agreement"), Mr. McCuaig surrendered 33,598 restricted shares of Common Stock in exchange for 33,598 restricted stock units. All of the restricted stock units granted to Mr. McCuaig will vest and be distributed (a) in the event of a Change of Control (as defined in the McCuaig Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the McCuaig Stock Unit Agreement) or (c) in the event of termination of employment by Mr. McCuaig for Good Reason (as defined in the McCuaig Stock Unit Agreement).

                  Stifel, Nicolaus and James M. Zemlyak entered into an arrangement on February 1, 1999 which provides for the employment of Mr. Zemlyak at a base salary of $175,000 per annum. Mr. Zemlyak is eligible to participate in the executive bonus pool of the Company, and for fiscal 1999, 2000 and 2001, his bonus payment was guaranteed to be no less than $125,000 (pro rated for that portion of each year actually employed). He was also provided 40,000 restricted stock units (42,000 restricted stock units as adjusted for the five percent stock dividend declared on January 27, 1999). All of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


                  The Compensation Committee of the Board of Directors (the "Compensation Committee") furnishes the following report:

COMPENSATION PHILOSOPHY

                  The Compensation Committee approves the policies for and structure and amount of compensation of the senior executive officers of the Company (the "Executive Officers"), including the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table. The Compensation Committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on the Company's strategic goals by aligning their financial interests closely with stockholder interests. The Compensation Committee is composed entirely of independent directors.

                  A significant component of the Company's Executive Officer compensation program is cash remuneration in the form of base salaries and annual incentive bonuses. Bonuses are determined based upon the performance of the Company, the individual executive and his operating unit during the fiscal year. In evaluating performance, financial, non-financial and strategic objectives are considered. Base salaries generally represent a relatively small portion of the Executive Officers' total cash compensation and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Executive Officers' total compensation (as much as seventy-six percent for 2000). The Compensation Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

                  As another component of the Company's Executive Officer compensation program, the Compensation Committee may award Executive Officers options to acquire shares of Common Stock. The Compensation Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the Executive Officers with those of the Company's stockholders.


                  In addition, the Compensation Committee has implemented a deferred compensation program whereby a portion of each Executive Officer's annual bonus will be deferred, on a mandatory basis, into restricted stock units. The Executive Officer may also defer on an elective basis an additional portion of his annual bonus into restricted stock units. The percentages of the mandatory and elective deferrals will be set annually by the Compensation Committee. The mandatory and elective deferrals are matched by the Company in restricted stock units equal to twenty-five percent of the amount of the combined deferral. The mandatory and matching portion of the restricted stock unit award will vest over a three-year period.


                  The Compensation Committee believes that the stock option and deferred compensation components of the Company's Executive Officer compensation program over time will increase the levels of beneficial ownership of the Company's Executive Officers. This aligns the interests of those persons who have the greatest ability to affect the Company's financial results closely with the interests of the Company's stockholders. The Compensation Committee also believes that significant levels of beneficial ownership and ownership potential will assist the Company in retaining the services of the Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

                  Mr. Kruszewski became President and Chief Executive Officer of the Company and Stifel, Nicolaus on September 25, 1997 pursuant to the employment terms described above under "Executive Compensation - Employment Agreements." The Compensation Committee approved the employment terms based upon Mr. Kruszewski's expertise and years of experience in the industry, as well as the Compensation Committee's review of cash and other compensation paid to the chief executive officers of securities firms comparable to the Company. All such firms, as well as others, are included in the Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index used in the Performance Graph set forth in this Proxy Statement.

                  For 2000 bonus purposes, the Compensation Committee considered the achievement of certain objectives set by management and the Board of Directors at the beginning of the year. The Compensation Committee also considered the overall profitability of the Company during 2000. Based upon the consideration of all of the above financial and non-financial performance factors, the Compensation Committee, in its discretion, determined the amount of Mr. Kruszewski's annual bonus for 2000. Thirty percent of Mr. Kruszewski's bonus for 2000 was deferred and invested in stock units of the Company. In keeping with the Company's philosophy of incentive-based compensation, Mr. Kruszewski's base salary was not adjusted for 2000.

COMPENSATION OF OTHER SENIOR EXECUTIVES


                  The Compensation Committee approved individual salary levels and bonus amounts for each Executive Officer other than Mr.
Kruszewski following a presentation by Mr. Kruszewski of his evaluation of each Executive Officer's individual and business unit performance and his bonus recommendation for such Executive Officer. Mr. Kruszewski also summarized for the Compensation Committee the performance of each Executive Officer relative to the financial and non-financial objectives established for such Executive Officer at the beginning of the year. In his presentation to the Compensation Committee, Mr. Kruszewski utilized historical compensation information prepared by a third-party organization for a group of regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry.


                  The Compensation Committee also reviewed and approved the terms of specific compensation arrangements entered into by the Company with certain Executive Officers. The Compensation Committee believes that such arrangements were evaluated and approved on a basis consistent with the Company's overall compensation philosophy.

CONCLUSION

                  Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.
                                             2000 COMPENSATION COMMITTEE

                                             Robert E. Lefton, Chairman
                                             Bruce A. Beda
                                             Charles A. Dill

                                             John J. Goebel

                                             James M. Oates
March 26, 2001

                    STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the cumulative stockholder returns, including the reinvestment of dividends of Stifel Financial Corp. Common Stock on an indexed basis with the FSA Regional Index and the Standard and Poors 500 ("S&P 500") Index for the period beginning December 31, 1995 and ending December 31, 2000:

Comparison of Five-Year Cumulative Total Return Among Stifel Financial Corp.,
                    FSA Regional Index and S&P 500 Index

                                  [GRAPH]

   Assumes $100 Invested on December 31, 1995 in Stifel Financial Corp.,
                    FSA Regional Index and S&P 500 Index


---------------------------------------------------------------------------------------------------------------
                           Dec. 1995     Dec. 1996     Dec. 1997     Dec. 1998     Dec. 1999     Dec. 2000
---------------------------------------------------------------------------------------------------------------
Stifel Financial Corp         100           141           290           190           192           223
---------------------------------------------------------------------------------------------------------------
   FSA Regional Index         100           142           291           236           251           439
---------------------------------------------------------------------------------------------------------------
        S&P 500 Index         100           123           164           211           255           233
---------------------------------------------------------------------------------------------------------------

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Certain officers, directors and nominees for director of the Company maintain margin accounts with Stifel, Nicolaus pursuant to which Stifel, Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

                  Richard F. Ford and Charles A. Dill, directors of the Company, are General Partners of the management companies that act as the General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P. The

Company and Stifel Venture Corp., a subsidiary of the Company, are also General Partners of the management companies. At December 31, 2000, the Company's carrying value of these investments was approximately $1,023,676. Additionally, at December 31, 2000, the Company had a receivable of $335,000 which was advanced for organizational costs of Gateway Partners, L.P.

                  John J. Goebel, a director of the Company, is an attorney in the law firm Bryan Cave LLP, which rendered legal services to the Company and its subsidiaries during 2000 and is providing legal services to the Company and its subsidiaries during 2001.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2000, with the exception of Scott B. McCuaig who filed one late report with respect to one transaction.


                                PROPOSAL II.
                  APPROVAL OF THE 2001 INCENTIVE STOCK PLAN

                  The Board of Directors has adopted, subject to approval by the stockholders, the Stifel Financial Corp. 2001 Incentive Stock Plan, which provides for the granting of stock options and other stock-based awards. The Board of Directors believes that the plan will advance the interests of the Company and the stockholders by encouraging key employees of the Company and its subsidiaries to acquire Common Stock or to receive monetary payments based on the value of Common Stock upon the achievement of certain goals that are mutually advantageous to the Company and its stockholders, on the one hand, and the participating employees, on the other.

                  The total number of shares of Common Stock initially reserved for issuance under the plan is 1,000,000 shares, subject to adjustment in the event of any change in the outstanding shares of Common Stock without new consideration to the Company (such as by reason of a stock dividend or stock split). For each calendar year in the ten-year period commencing January 1, 2001, the number of shares reserved for issuance under the plan shall automatically increase by 100,000 shares; provided that, such additional shares may be applied only to the grant of stock units awarded pursuant to the plan in lieu of cash compensation that would otherwise have been paid currently to the participant where the value of the shares of Common Stock underlying such stock units, determined as of the date of grant, does not exceed the amount of such cash by more than twenty-five percent.


                  The plan will be administered by either the Board of Directors or the Compensation Committee currently consisting of five directors of the Company, each of whom is a non-employee director of the Company (the group administering the plan is referred to as the "Administrator"). The Administrator, by majority action thereof, or any member of the Compensation Committee upon a specific recommendation from the Executive Committee of Stifel, Nicolaus, is authorized to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants. The Administrator shall have the exclusive authority to interpret and administer the plan, to establish rules relating to the plan, to delegate some or all of its authority under the plan and to take such other steps and make such other determinations as it may deem necessary or advisable.

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                  The complete plan is set forth in Appendix A to this proxy statement. The following summary of certain provisions of the plan is qualified in its entirety by reference to the full text of the plan.

DESCRIPTION OF PLAN

                  Under the terms of the plan, key employees of the Company and its subsidiaries as determined in the sole discretion of the Administrator will be eligible to receive (a) stock appreciation rights ("SARs"), (b) restricted shares of Common Stock ("Restricted Stock"), (c) performance awards ("Performance Awards"), (d) stock options ("Stock Options") exercisable into shares of Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (options so qualifying are hereinafter referred to as "Incentive Stock Options") and (e) stock units ("Stock Units").

                  STOCK APPRECIATION RIGHTS. The Administrator may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the SAR and the exercise price of the SAR established by the Administrator at the time of grant, subject to any limitation imposed by the Administrator in its sole discretion. In the Administrator's discretion, the value of a SAR may be paid in cash or Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Administrator, a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Administrator, but in no event shall a SAR be exercisable after ten years from the date of grant.

                  RESTRICTED STOCK. The Administrator may issue shares of Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Administrator at the time of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

                  PERFORMANCE AWARDS. The Administrator may grant Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance goals, such as return on average total capital employed, earnings per share or increases in share price, during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the goals are achieved and the shares are issued.

                  STOCK OPTIONS. Stock Options granted under the plan shall entitle the holder to purchase Common Stock at a purchase price established by the Administrator, which price shall not be less than the fair market value of Common Stock on the date of grant in the case of Incentive Stock Options and at any price determined by the Administrator in the case of all other options. The Administrator shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options will generally not be exercisable after ten years from the date of the grant.

                  There is no maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of Common Stock subject to

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qualifying Incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

                  STOCK UNITS. The Administrator may issue Stock Units representing the right to receive shares of Common Stock at a designated time in the future, subject to the terms and conditions as established by the Administrator in its sole discretion. A holder of Stock Units generally does not have the rights of a stockholder until receipt of the Common Stock, but, in the Administrator's sole discretion, may receive payments in cash or adjustments in the number of Stock Units equivalent to the dividends the holder would have received if the holder had been the owner of shares of Common Stock instead of Stock Units.

                  In the event of a "Change of Control" (as defined in the plan) of the Company, the vesting of all outstanding SARS, shares of Restricted Stock, Stock Options and Stock Units shall be accelerated only to the extent set forth in the applicable agreement established by the Administrator.

                  The Board may terminate the plan at any time and from time to time and may amend or modify the plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the
Company: (a) increase the total amount of stock or the amount or type of benefit that may be issued under the plan; (b) modify the requirements as to eligibility for benefits; or (c) reduce the amount of any existing benefit or change the terms or conditions thereof without the participating employee's consent.

FEDERAL INCOME TAX CONSEQUENCES


                  No income will be realized by a participating employee on the grant of an Incentive Stock Option or a Stock Option which is not an incentive stock option ("non-qualified option"), the grant of a SAR, the award of Restricted Stock or the award of Stock Units, and the Company will not be entitled to a deduction at such time. If a holder exercises an Incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an Incentive Stock Option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.


                  Upon the exercise of a non-qualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.


                  Subject to a voluntary election by the holder under
Section 83(b) of the Internal Revenue Code of 1986, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

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

                  An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

                  An employee will realize income as a result of an award of Stock Units at the time shares of Common Stock are issued in an amount equal to the fair market value of such shares at that time. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  The affirmative vote of a majority of the shares present and entitled to vote at the meeting will constitute approval of the adoption of the plan. The Board of Directors recommends a vote "FOR" the approval of the Stifel Financial Corp. 2001 Incentive Stock Plan.

                                PROPOSAL III.
     AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK AND TO INCREASE THE
                AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


                  The Board of Directors recently approved a proposal to amend the fourth article of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to increase the total number of shares of stock authorized thereunder from 13,000,000 to 33,000,000 and to increase the number of shares of Common Stock authorized thereunder from 10,000,000 to 30,000,000, and has directed that the proposal be submitted to the vote of the stockholders at the Annual Meeting.


                  On March 7, 2001, the record date for the Annual Meeting, 7,388,130 shares of the Company's Common Stock were issued and outstanding. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to increase the number of authorized but unissued shares of its Common Stock. An increase in the number of authorized shares of Common Stock will require a corresponding increase in the total number of authorized shares of stock. The increase will provide a reserve of shares available for issuance upon authorization of the Board for any corporate purpose, including, without limitation, stock dividends and/or stock splits, financing transactions, acquisitions and employee benefit plans, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements of Delaware corporation law and the New York Stock Exchange.

                  The additional shares of Common Stock for which authorization is sought herein would be identical to the shares of Common Stock now authorized under the Restated Certificate. The amendment to increase the number of authorized shares will have no affect on the legal rights of the holders of the existing shares of Common Stock.

                  Adoption of the proposed amendment could render more difficult any attempted takeover of the Company that is opposed by the Company's Board of Directors. The Board of Directors may issue, without further action or approval of the shareholders, additional shares of Common Stock to the public, thereby increasing the number of shares that would have to be acquired to effect a change in control of the Company.

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

                  The complete text of the fourth article of the Restated Certificate as proposed to be amended is set forth in Appendix B to this Proxy Statement.

                  The affirmative vote of a majority of the outstanding shares of Common Stock is required to amend the Restated Certificate. The Board of Directors recommends a vote "FOR" the amendment to the Restated Certificate.

                                PROPOSAL IV.
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

                  The fees paid by the Company to Deloitte & Touche LLP for the year ended December 31, 2000 are as follows:


                  AUDIT FEES. The Company paid Deloitte & Touche LLP $129,500 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended December 31, 2000.


                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not pay any fees to Deloitte & Touche LLP during the year ended December 31, 2000 for services relating to financial information system design and implementation.


                  ALL OTHER FEES. The Company paid Deloitte & Touche LLP $38,525 for all other non-audit services.


                  The Audit Committee has considered whether Deloitte & Touche LLP's provision of non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP.

                  The Company has been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

                  The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001.

                        REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix C. The Board of Directors has determined that each of the members of the Audit Committee is independent with the meaning of the listing standards of the New York Stock Exchange.
The Company's independent accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

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

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management. In connection with its review of the Company's financial statements, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.


                  The Audit Committee meets with the independent accountants, with and without management present, to discuss their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company. The Audit Committee also reviews the internal audit department's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, identification of audit risks and the results of the audit examinations.


                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                 2000 AUDIT COMMITTEE

                                                 Charles A. Dill, Chairman
                                                 Bruce A. Beda

                                                 Richard F. Ford
                                                 Stuart I. Greenbaum

                                                 James M. Oates

January 30, 2001


                            STOCKHOLDER PROPOSALS


                  Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company by November 26, 2001 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Under the Company's By-Laws, stockholder proposals, including nominations of directors, which do not appear in the Proxy Statement may be considered at a meeting of stockholders only if they involve a matter proper for stockholder action and written notice of the proposal is received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by the Company, notice must be timely received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the meeting was mailed or (b) the day on which public disclosure was made. The notice must contain the name and address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, address, business history, beneficial ownership and written consent to being named of any proposed nominee, any material interest of the stockholder in the proposal or any

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

arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.


                                ANNUAL REPORT

                  The Annual Report to Stockholders for the year ended December 31, 2000 has simultaneously been mailed to the stockholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES M. ZEMLYAK, STIFEL FINANCIAL CORP., 501 NORTH BROADWAY, ST. LOUIS, MO 63102.


                                MISCELLANEOUS

                  The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

                  Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                     By Order of the Board of Directors,



                                     James M. Zemlyak, Secretary

March 26, 2001
St. Louis, Missouri

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                                                                   APPENDIX A
                                                                   ----------

                           STIFEL FINANCIAL CORP.
                          2001 INCENTIVE STOCK PLAN

         1. PURPOSE. The purpose of the 2001 Stifel Financial Corp. Incentive Stock Plan is to encourage key employees of Stifel Financial Corp. (the "Corporation") and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of common stock of the Corporation ("Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for employees to contribute to the success of the Corporation and align the interests of key employees with the interests of the shareholders of the Corporation.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors (the "Administrator").

         The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion, or by any member of the Compensation Committee of the Board of Directors upon a specific recommendation from the Executive Committee of Stifel, Nicolaus & Company.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable.

         The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

         3.    SHARES RESERVED UNDER THE PLAN. Subject to the provisions of
Section 12 (relating to adjustment for changes in capital stock) the Plan initially reserves for issuance under the Plan an aggregate of 1,000,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. In addition to such 1,000,000 shares of Common Stock, which may be awarded pursuant to any of the types of benefits described in Section 5, for each calendar year in the ten-year period commencing January 1, 2001, the number of shares reserved for issuance under the Plan shall automatically increase by an additional 100,000 shares; provided that, such additional shares may be applied only to the grant of Stock Units awarded pursuant to the Plan in lieu of cash compensation that would otherwise have been paid currently to the participant where the value of the shares of Common Stock underlying such Stock Units, determined as of the date of grant, does not exceed the amount of such cash by more than twenty-five percent.

         As used in this Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares




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

from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to this Plan.

         Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 100,000 shares (as adjusted in accordance with Section 11).

         4. PARTICIPANTS. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

         5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below.

         6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option,
(b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

         7. RESTRICTED STOCK. Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

               (a) The purchase price, if any, will be determined by the Administrator.



                                    A-2

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

               (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

               (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

               (d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

               (e) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

               (f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

         8. PERFORMANCE AWARDS. Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         9. INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of
Section 422 of the Code. Said purchase price may be paid (a) by check or
(b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

         10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any



                                    A-3

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
of the foregoing, in the manner provided in the option agreement. NQSOs granted after the date of shareholder approval of the Plan shall be exercisable no later than ten years after the date they are granted.

         11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

         12.   ADJUSTMENT PROVISIONS.

               (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

               (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         13. CHANGE IN CONTROL. In the event of a Change in Control of the Corporation, as defined below, the vesting of all outstanding SARs, shares of Restricted Stock, ISOs, NQSOs and Stock Units shall be accelerated only to the extent set forth in the applicable agreement established by the Administrator in its sole discretion.

         "Change in Control" means:

               (a) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 15% or more of either (i) the then outstanding shares of Common Stock of the Corporation ("Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Outstanding Corporation Voting Securities"); provided, however, such an acquisition of ownership of 15% or more but less than 25% of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities with the prior approval of the Board of Directors of the Corporation shall not result in a Change in Control within the meaning of this subparagraph (a);

               (b) Individuals who, as of the date of approval of the Plan by the Board of Directors of the Corporation, constitute the Board of Directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual


                                    A-4

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

         were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Corporation prior to such approval by the stockholders) and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Corporation prior to such approval by the stockholders) and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

         14. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined


                                    A-5

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

below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

               (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

               (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 14, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

         15. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

         16. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         17. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of


                                    A-6

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

shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

         18. EFFECTIVE DATE. This 2001 Stifel Financial Corp. Incentive Stock Plan shall become effective as of the date it is adopted by the Board of Directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the Board of Directors.


                                    A-7

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



                                                                  APPENDIX B
                                                                  ----------

                RESOLUTION TO AMEND THE RESTATED CERTIFICATE
           OF INCORPORATION, AS AMENDED, OF STIFEL FINANCIAL CORP.


         The following amendment to the Restated Certificate of Incorporation, as amended, of Stifel Financial Corp. (the "Company") shall be put to a vote of the stockholders of the Company at the Annual Meeting of Stockholders to be held April 25, 2001.


         RESOLVED, that the fourth article of the Certificate of Incorporation of the Company shall be amended to increase the total number of shares of stock authorized for issuance from 13,000,000 to 33,000,000 and to increase the number of shares of common stock, $.15 par value per share, authorized for issuance from 10,000,000 to 30,000,000, by deleting the first paragraph of the fourth article in its entirety and replacing it with the following:

                  A. The aggregate shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Three Million (33,000,000) shares, consisting of Three Million (3,000,000) shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter called the "Preferred Stock") and Thirty Million (30,000,000) shares of common stock of the par value of Fifteen
         Cents ($0.15) each (hereinafter called the "Common Stock").




                                    B-1

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


                                                                  APPENDIX C
                                                                  ----------

                           STIFEL FINANCIAL CORP.

          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


          The Board of Directors of Stifel Financial Corp. (the "Company") hereby adopts this charter to govern the composition of its Audit Committee (the "Committee") and the scope of the Committee's duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

I.   STATEMENT OF PURPOSE.

          The Committee will assist the Board of Directors in overseeing and monitoring the Company's financial reporting process.
The duties of the Committee are ones of oversight and supervision. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles--that is the responsibility of management and the Company's independent auditors. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company's compliance programs. The Board of Directors recognizes that the Committee will rely on the advice and information it receives from the Company's management and its internal and outside auditors.
The Board does, however, expect the Committee to exercise independent judgment in assessing the quality of the Company's financial reporting process and its internal controls. In doing so, the Board expects that the Committee will maintain free and open communication with the other directors, the Company's independent and internal auditors and the financial management of the Company.

II.  COMPOSITION OF THE AUDIT COMMITTEE.

          The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and each of them shall be independent of management, as that term is defined by the listing standards of the New York Stock Exchange, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment.

          Each member of the Committee shall have experience or education in business or financial matters sufficient to provide him or her with a working familiarity with basic finance and accounting matters. In addition, the Audit Committee shall include at least one person with financial management or accounting expertise.

          Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote.

III. MEETINGS.

          The Committee shall meet at least 4 times annually, or more frequently if circumstances dictate. One or more of these meetings shall include a separate executive session with the independent auditors. Unless circumstances dictate otherwise, the meetings will occur quarterly in conjunction with a review of the Company's quarterly financial results. The meetings will generally be held in person, but may on occasion be held by teleconference.


                                C-1

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

IV.  DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE.

          The duties and responsibilities of the Committee shall include the following:

          1. Receive the written disclosures and letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit
     Committees, and discuss with the auditors any issues required to be discussed regarding their independence.

          2. Annually evaluate the qualifications and prior performance of the Company's current independent auditors. Based on the representations regarding independence and the results of such evaluation, recommend to the Board of Directors whether the independent auditors should be reappointed or replaced. If a recommendation is made that the current independent auditors should be replaced, recommend to the Board of Directors such replacement.

          3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

          4.   Approve the compensation of the independent auditors.

          5. Review with the independent auditors any problems or difficulties the auditors may have encountered during the annual audit, including any restrictions placed on the scope of the audit, difficulties obtaining required information, significant areas of disagreement with management, areas where the planned scope of the audit was changed because of concerns or difficulties, significant audit adjustments, and any other matters required to be discussed by Statement of Auditing Standards No. 61.

          6. Review the Company's Annual Report on Form 10-K and the financial statements contained therein with the Company's financial management and independent auditors. Discuss any significant financial judgments made in connection with the preparation of the Company's financial statements. Receive assurances from financial management that the financial statements proposed to be included in the Company's Annual Report contain no material misstatements, and receive assurances from the independent auditors that, in the course of their audit, they learned of no material misstatement. If deemed appropriate, after consideration of the reviews and assurances, recommend to the Board of Directors that they be included in the Annual Report on Form 10-K.

          7. Review the Company's Quarterly Reports on Form 10-Q and the financial statements contained therein with the Company's financial management. Receive assurances from the Company's financial management that the financial statements included in the Company's reports do not contain any material misstatements, and receive assurances that the auditors learned of no material misstatements in the course of their review of such financial statements.

          8. Discuss at least annually with the Company's independent auditors the adequacy and effectiveness of the Company's internal controls. Review the management


                              C-2

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

     letter issued by the independent auditor and management's response thereto. Periodically assess action management has taken or progress it has made in addressing issues raised by the independent auditors.

          9. Appoint or reappoint the senior internal auditing executive, and approve the responsibilities, budget and staffing of the Internal Audit Department.

          10. Discuss at least annually with the internal auditor the effectiveness of the Company's internal accounting controls, as well as any significant letters or reports to management issued by the internal auditors, and management's responses thereto.

          11. Discuss at least annually with the Company's General Counsel the effectiveness of the Company's legal compliance programs, any legal matters that may have a material impact on the Company's financial statements and any material reports or inquiries received from regulators or government agencies.

          12. Authorize and oversee investigations deemed appropriate into any matters within the Committee's scope of responsibility, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

          13. Prepare the disclosure required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          14. Review this charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

          15. Report actions of the Committee to the Board of Directors with such recommendations as the Committee deems appropriate.



                                    C-3

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

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints George
H. Walker III and James M. Zemlyak (or such other person as is designated by the Board of Directors of Stifel Financial Corp. ("Stifel")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of common stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on April 25, 2001 and at any adjournments or postponements thereof.

 THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.   ELECTION OF DIRECTORS:
     | | FOR all nominees listed below (except as marked below)

     | | WITHHOLD AUTHORITY to vote for all nominees listed below

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                         FOR TERM EXPIRING IN 2004:
                              Robert E. Lefton
                              Scott B. McCuaig
                               James M. Oates
                            George H. Walker III

2.   PROPOSAL TO APPROVE THE ADOPTION OF THE 2001 INCENTIVE STOCK PLAN:
     | | For                      | | Against                   | |Abstain

3. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK FROM
     13,000,000 TO 33,000,000 AND TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000.
     | | For                      | | Against                   | |Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, as independent public auditors of the Company:
     | | For                      | | Against                   | |Abstain

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.

     The undersigned acknowledges receipt of the 2000 Annual Report to Stockholders and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                          | | PLEASE CHECK THIS BOX IF YOU PLAN TO
                              ATTEND THE MEETING IN PERSON.

                          SIGN HERE
                                   ---------------------------------------------
                                   (Please sign exactly as name appears at left)

                          SIGN HERE
                                   ---------------------------------------------
                                     Executors, administrators, trustees, etc.
                                           should indicate when signing

                              DATED
                                   ---------------------------------------------

                                APPENDIX


     Page 16 of the printed proxy contains a Stockholder Return Performance Graph. The information contained in the graph is restated in a tabular format immediately following the graph.